Exhibit 10.1

Marriott International, Inc.

Stock And Cash Incentive Plan

As Amended and Restated Effective January 1, 2008

As Amended Effective May 1, 2009

-i-

MARRIOTT INTERNATIONAL, INC.

STOCK AND CASH INCENTIVE PLAN

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Marriott International, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the Marriott International, Inc. Stock and Cash Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan shall become effective as of the Effective Date, as defined below, and shall remain in effect as provided in Article 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote and enhance the long-term growth of the Company by aligning the personal interests of Employees and Non-Employee Directors to those of Company shareholders and allowing such Employees and Non-Employee Directors to participate in the growth, development and financial success of the Company.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key individuals.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Article 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Allocation Agreement” means the Employee Benefits and Other Employment Matters Allocation Agreement by and between Marriott International, Inc. (To Be Renamed Sodexho Marriott Services, Inc.) and New Marriott MI, Inc. (To Be Renamed Marriott International, Inc.) dated as of September 30, 1997.

2.2 “Annual Meeting” means the annual meeting of the stockholders of the Company at which Directors are elected.

2.3 “Award” means, individually or collectively, a grant under this Plan of MI Shares, SARs, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Deferred Stock Bonus Awards, Deferred Stock Agreements, Special Recognition Stock Awards, 1998 Conversion Awards, Other Share-Based Awards, Other Cash Performance-Based Awards, Non-Employee Director Share Awards, Stock Units, and Director SARs and Options.

2.4 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Beneficiary” means the person or persons designated pursuant to Article 14 hereof.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the Compensation Policy Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.10 “Company” means Marriott International, Inc., together with any and all Subsidiaries, and any successor thereto as provided in Article 20 herein.

2.11 “Current Award” means a Deferred Stock Bonus Award granted under the terms and conditions described in Article 8.2(c) hereof.

2.12 “Covered Employee” means a Participant who, as of the date of grant, vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.13 “Deferred Award” means a Deferred Stock Bonus Award granted under the terms and conditions described in Article 8.2(b) hereof.

2.14 “Deferred Stock” means an Award granted to a Participant as described in Article 8 herein.

2.15 “Deferred Stock Bonus Award” means a grant of a right to receive Shares on a deferred basis, pursuant to Article 8.2 hereof.

2.16 “Deferred Stock Agreement” means an Award granted to a Participant as described in Article 8.3 herein.

2.17 “Director” means any member of the Board.

2.18 “Director SAR” and “Director Option” mean, respectively, a SAR and a Nonqualified Stock Option as described in Article 12 herein.

2.19 “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are qualified to give professional medical advice.

2.20 “Distribution” means the distribution of all the outstanding shares of capital stock of the Company as provided in the Distribution Agreement.

2.21 “Distribution Agreement” means the Distribution Agreement between Marriott International, Inc. (To Be Renamed Sodexho Marriott Services, Inc.) and the Company dated as of September 30, 1997.

2.22 “Distribution Date” means the date on which the Distribution shall be effected pursuant to the Distribution Agreement.

2.23 “Effective Date” means January 1, 2008, except as otherwise indicated herein.

2.24 “Employee” means any individual who is, or will become, a full-time, active, non-union employee of the Company. Any Employee who, at the request of the Company, and on the written assignment of the Company specifically referencing this provision of the Plan, becomes an employee of another employer shall continue to be treated as an Employee for all purposes hereunder during the period of such assignment. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.25 “Engaging in Competition” means (i) engaging, individually or as an employee, consultant, owner (more than five percent (5%)) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (ii) soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (iii) using or disclosing confidential or proprietary information, in each case, without the approval of the Company.

2.26 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.27 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the base price from which appreciation in Shares is measured under a SAR.

2.28 “Fair Market Value” means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before or the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

2.29 “Fee Deferral Election” means an election made by a Non-Employee Director to defer the receipt of Fees, as described in Article 12.3 hereof.

2.30 “Fees” means all or part of any retainer and/or fees payable to a Non-Employee Director in his or her capacity as such.

2.31 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.32 “Insider” shall mean an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.33 “MI Share” means an Award granted to a Participant pursuant to Article 9A herein.

2.34 “1998 Conversion Award” means an Award made pursuant to Article 13 to reflect the effect of the Distribution on outstanding awards which were made under the Predecessor Plans and which were held by the grantee immediately before the Distribution.

2.35 “Non-Employee Director” means a Director who is not an Employee of the Company.

2.36 “Non-Employee Director Share Award” shall mean an award of Shares to a Non-Employee Director, as described in Article 12.2 herein.

2.37 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.38 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein, or a Director Option as described in Article 12 herein.

2.39 “Other Cash Performance-Based Awards” means an Other Cash Performance-Based Award, as described in Article 10 herein.

2.40 “Other Share-Based Award” means an Other Share-Based Award, as described in Article 10 herein.

2.41 “Participant” means an individual who has an outstanding Award granted under the Plan.

2.42 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.43 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

2.44 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.45 “Predecessor Plans” means the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan, the Marriott International, Inc. 1996 Comprehensive Stock Incentive Plan and the Marriott International, Inc. 1995 Non-Employee Directors’ Deferred Stock Compensation Plan.

2.46 “Restricted Stock” means an Award granted to a Participant pursuant to Article 7 herein.

2.47 “Shares” means shares of Class A Common Stock of the Company or of any successor company adopting this Plan.

2.48 “Special Recognition Stock Award” means an Award granted to a Participant pursuant to Article 9 herein.

2.49 “SAR” means a stock appreciation right Award granted to a Participant pursuant to Article 6 herein which shall be settled in Shares.

2.50 “Stock Units” means the credits to a Non-Employee Director’s Stock Unit Account, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.51 “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Article 12.3.

2.52 “Subsidiary” means any corporation, partnership, joint venture, trust or other entity in which the Company has a controlling interest as defined in Treasury Regulation Section 1.414(c)-2(b)(2), except that the threshold interest shall be “more than fifty percent (50%)” instead of “at least eighty percent (80%).”

2.53 “Termination of Service” means termination of service as a Non-Employee Director in any of the following circumstances:

(a) Where the Non-Employee Director voluntarily resigns or retires;

(b) Where the Non-Employee Director is not re-elected (or elected in the case of an appointed Non-Employee Director) to the Board by the shareholders; or

(c) Where the Non-Employee Director dies.

With respect to any Awards that are or become subject to Section 409A of the Code, Termination of Service shall not include any event that is not within the meaning of “separation from service” as set forth in Treasury Regulation Section 1.409A-1(h).

2.54 “Year of Service” means a period of twelve (12) consecutive calendar months during which an Employee was paid for twelve hundred (1200) or more hours of work for the Company.

Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Compensation Policy Committee of the Board, or by any other committee appointed by the Board, the members of which shall be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 17 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. As permitted by law, the Committee may delegate its authority under the Plan to a Director or Employee.

3.3 Decisions Binding. All determinations and decisions made by the Committee or its designee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

3.4 Unanimous Consent in Lieu of Meeting. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity in such event to hold a meeting.

3.5 Serious Misconduct. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if a Participant terminates employment for serious misconduct, the

Committee may, in its sole discretion, refuse or revoke Approved Retiree status or other retirement approval for such Participant, or otherwise determine that such Participant may not receive, vest in or exercise any Awards or otherwise receive Shares thereunder to the extent the Awards are not granted, vested or fully exercised, or Shares are not received, as of such determination.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares. Subject to Articles 4.2 and 4.3 herein, (a) no more than 185,000,000 shares of Class A Common Stock of the Company may be issued pursuant to Awards granted under the Plan, and (b) the maximum aggregate number of Shares that may be subject to any Awards (other than 1998 Conversion Awards) granted in any one fiscal year to any single Employee shall be 1,500,000.

4.2 Lapsed Awards. If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

4.3 Adjustments in Authorized Shares and Awards. In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, or similar event affecting the equity capital structure of the Company, or in the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation and/or for cash as a result of a corporate transaction, such as any merger, consolidation, separation, acquisition of property or shares, stock rights offering, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, or similar event affecting the Company, such adjustment shall be made in (a) the number and class of Shares which thereafter may be delivered under Article 4.1, (b) the Award limits set forth in Article 4.1, (c) the number and class of Shares subject to outstanding Awards, (d) the Exercise Price relating to any Award, and (e) the performance goals which may be applicable to any outstanding Awards, and such other equitable substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the preceding sentence, in the case of any such transaction described in the preceding sentence, the adjustments made by the Committee or the board of directors, compensation committee or similar body of any other legal entity assuming the obligations of the Company hereunder, may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchange for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions including but not limited to vesting restrictions or exercise waiting periods) as shall be specified in the notice, provided that any Awards that are subject to Code Section 409A must not be exercised, distributed, cashed out or exchanged for value unless the transaction qualifies as a “change in control event” as described under Code Section 409A(2)(A)(v) and the regulations thereunder. Any adjustment of an ISO under clause (i) of the preceding sentence in this paragraph shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

Article 5. Eligibility and Participation

5.1 Eligibility. Employees shall be eligible to participate in this Plan with respect to Awards specified in Articles 6 through 10. Non-Employee Directors shall be eligible to participate in the Plan with respect to Awards specified in Article 12. Persons eligible to receive 1998 Conversion Awards under the Allocation Agreement shall be eligible to participate in the Plan with respect to Awards specified in Article 13.

5.2 Actual Participation by Employees. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. SARs and Stock Options

6.1 Grant of SARs and Options. Subject to the terms and provisions of the Plan, SARs and/or Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. SARs and Options may include provisions for reload of SARs and Options, respectively, exercised (in the case of Options) by the tender of Shares or the withholding of Shares with respect to the exercise of the SARs and Options. A SAR or an Option, once granted, may not thereafter be amended to change the Exercise Price.

6.2 Award Agreement. Each SAR and Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Award, the number of Shares to which the Award pertains, and such other provisions as the Committee shall determine. The Award Agreement, if pertaining to an Option, also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 Exercise Price. The Exercise Price for each grant of a SAR or an Option under this Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR or Option is granted.

6.4 Duration of SARs and Options. Each SAR and Option granted under this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR or Option shall be exercisable later than the fifteenth (15th) anniversary date of its grant.

6.5 Exercise of SARs and Options. SARS and Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

The ability of a Participant to exercise a SAR or an Option is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company, or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

6.6 Notice and Payment. SARs and Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company by such means as the Committee shall approve from time to time, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied, in the case of Options, by full payment for the Shares.

The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR or an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment or Leave of Absence. In the event that a Participant who is an Employee, during his or her lifetime has been on leave of absence for a period of greater than twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), or ceases to be an Employee of the Company or of any Subsidiary for any reason, including retirement, the portion of any SAR or Option which is not exercisable on the date on which the Participant ceased to be an Employee or has been on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be) shall expire on such date and any unexercised portion thereof which was otherwise exercisable on such date shall expire unless exercised within a period of three (3) months from such date, but in no event after the expiration of the term for which the SAR or Option was granted; provided, however, that in the case of an awardee of a SAR or a NQSO who is an “Approved Retiree” (as hereinafter defined), the SAR or NQSO shall continue to vest for up to five years from the date of retirement and said awardee may exercise such SAR or NQSO, as applicable, until the soonest to occur of (i) the expiration of such SAR or NQSO in accordance with its original term; (ii) the expiration of five (5) years from the date of retirement; or (iii) with respect to SARs or Options granted after 2005 and less than one year before the date the Approved Retiree retires, expiration of the SAR or Option on such retirement date, except not with respect to that portion of the SARs or Options equal to such number of shares multiplied by the ratio of (I) the number of days between the grant date and the retirement date inclusive, over (II) the number of days in the twelve (12) month period following the grant date. For purposes of the proviso to the preceding sentence:

(a) An “Approved Retiree” is any awardee of a SAR or an Option who (i) terminates employment by reason of a Disability, or (ii) (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the awardee has attained age fifty-five (55) and completed ten (10) Years of Service or, with respect to Options granted prior to 2006, has completed twenty (20) Years of Service, and (B) has entered into and has not breached an agreement to refrain from Engaging in Competition in form and substance satisfactory to the Committee; and

(b) If the Committee subsequently determines, in its sole discretion, that an Approved Retiree has violated the provisions of the agreement to refrain from Engaging in Competition referred to in clause (a)(ii)(B) of this Article, or has engaged in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation, such Approved Retiree shall have ninety (90) days from the date of such finding within which to exercise any SARs or Options or portions thereof which are exercisable on such date, and any Options or portions thereof which are not exercised within such ninety- (90-) day period shall expire, and any SARs or Options or portion thereof which are not exercisable on such date shall be cancelled on such date.

In the event of the death of an awardee during the three (3)-month period described above for exercise of a SAR or an Option by a terminated awardee or one on leave for over twelve (12) months (except a leave of absence approved by the Board or the Committee, as the case may be), the Option shall be exercisable by the awardee’s personal representatives, heirs or legatees to the same extent and during the same period that the awardee could have exercised the SAR or Option if the awardee had not died.

Notwithstanding anything in Article 6.5 to the contrary, in the event of the death of an awardee while an Employee or Approved Retiree of the Company or any Subsidiary, an outstanding SAR or Option held by such awardee upon death shall become fully vested upon death and shall be exercisable by the awardee’s personal representatives, heirs or legatees at any time prior to the expiration of one (1) year from the date of death of the awardee, but in no event after the expiration of the term for which the SAR or Option was granted.

6.10 Nontransferability of SARs and Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) SARs and Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or pursuant to policies adopted by the Committee, no SAR or NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the Plan or a Participant’s Award Agreement, all SARs and NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7. Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable Federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

Distribution of Shares of Restricted Stock is conditioned upon the Participant not committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the company’s operations, financial condition or business reputation.

7.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.

The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

7.7 Termination of Employment. In the event a Participant’s employment with the Company is terminated because of the Participant’s Disability or death during the Period of Restriction, the Period of Restriction shall end and the Participant’s rights thereunder shall inure to the benefit of his or her Beneficiary.

In the event that a Participant’s employment with the Company is terminated during the Period of Restriction because of either the Participant’s: (a) retirement with specific approval from the Committee following attainment of age fifty-five (55) and with ten (10) Years of Service or (b) with respect to Awards granted before January 1, 2006, retirement with specific approval from the Committee and with twenty (20) Years of Service, the Committee shall have complete discretion in determining the percentage, if any, of a Participant’s outstanding Restricted Shares as to which the Period of Restriction shall end. In the event that a Participant’s employment with the Company is terminated for any other reason during the Period of Restriction, such Participant’s outstanding Restricted Shares shall be forfeited to the Company without payment.

Article 8. Deferred Stock

8.1 Award of Deferred Stock. Subject to the terms and provisions of the Plan, Deferred Stock Bonus Awards or Deferred Stock Agreements may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the amount of Deferred Stock granted to each Employee (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards of Deferred Stock.

8.2 Deferred Stock Bonus Awards. Deferred Stock Bonus Awards may be granted as part of a management incentive program under which part of the annual performance bonus awarded to managers and other key Employees is made in Deferred Stock. Subject to the terms of the Plan, Deferred Stock Bonus Awards shall have such terms and conditions as determined by the Committee. As determined by the Committee and subject to the terms of the Plan, Participants selected by the Committee in its discretion may elect to receive their Deferred Stock Bonus Award in the form of either a Current Award or a Deferred Award.

(a) Method of Election. Each Participant who is granted a Deferred Stock Bonus Award and selected by the Committee in its discretion may elect, in writing, on a form to be furnished by the Company, to receive a Current Award or a Deferred Award. Notwithstanding the foregoing, any eligible Participant who does not elect to receive a Deferred Award within the time designated by the Company shall be granted a Current Award.

(b) Deferred Award.

(i) Vesting. Deferred Stock granted in connection with a Deferred Award shall contingently vest, pro rata, in annual installments commencing one year after the date of the Deferred Stock Bonus Award and continuing on each January 2 thereafter until the expiration of a ten (10)-year period from such commencement date. Notwithstanding the foregoing, all unvested Deferred Stock subject to a Deferred Award shall vest upon the Participant’s: (1) termination of employment with retirement approval from the Committee following attainment of age fifty-five (55) with ten (10) Years of Service; (2) termination of employment with retirement approval from the Committee and with twenty (20) Years of Service; (3) Disability, or (4) death. Subject to Article 4.3 herein, unvested Deferred Stock shall not vest following termination of employment for any other reason.

(ii) Distribution of Shares. Vested Shares will be distributed to the Participant in two (2) to ten (10) approximately equal annual installments, as elected by the Participant. Such distribution shall commence in the month of January following the date the Participant terminates employment; provided, however, that the Participant may elect, at the time of grant and prior to vesting in any shares of Deferred Stock subject to an Award, to receive his or her vested Shares in a single distribution which shall take place in the month of January following the year during which his or her termination of employment occurs.

All such elections made pursuant to this Article 8.2(b)(ii), shall be made at the time the Deferred Stock Bonus Award is granted, and shall be made, in writing, on a form prescribed by the Committee. Upon a Participant’s death, all undistributed vested Deferred Stock will be distributed in one distribution as provided in Article 10 herein.

(c) Current Award.

(i) Distribution of Shares. Shares subject to a Current Award will be distributed in ten (10) consecutive, approximately equal, annual installments, commencing in the first calendar quarter of the year following the year in which the Deferred Stock Bonus Award is granted. If a Participant dies prior to distribution of all Shares to which he or she is entitled, the remaining Shares will be distributed in one distribution as provided in Article 10 herein.

(ii) Forfeiture of Shares. Any undistributed Shares subject to a Current Award will be forfeited and the Deferred Stock Bonus Award relating thereto terminated, without payment, if the Participant’s employment with the Company is terminated for any reason other than the Participant’s: (1) termination of employment with retirement approval from the Committee at or beyond age fifty-five (55) with ten (10) Years of Service, (2) retirement after twenty (20) Years of Service with approval from the Committee, (3) Disability, or (4) death. Any undistributed Shares not subject to forfeiture shall continue to be distributed to the Participant under the distribution schedule which would have applied to those Shares if the Participant had not terminated employment; or over such shorter period as may be determined by the Committee.

(d) Conditions. Notwithstanding anything to the contrary in the Plan, distribution of Shares under Current Awards and Deferred Awards is conditioned upon:

(i) the Participant not committing any criminal offense or malicious tort relating to or against the Company , or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation;

(ii) the Participant not Engaging in Competition; and

(iii) the Participant having provided the Committee with a current address where the Deferred Stock Bonus Award may be distributed.

If said conditions are not met, all undistributed Shares will be forfeited and the Deferred Stock Bonus Award terminated, without payment.

(e) Lump Sum Payments. Notwithstanding anything in the Plan to the contrary, any Participant entitled upon termination of employment to receive a distribution pursuant to this Article 8 which has a total Fair Market Value at the time of such termination of $5,000 or less shall receive such distribution in one lump sum as soon as practicable following termination of employment.

8.3 Deferred Stock Agreements. Deferred Stock Agreements represent Deferred Stock granted to a Participant subject to the following conditions:

(a) Vesting. Deferred Stock granted pursuant to this Article 8.3 shall contingently vest over a specified number of years, as determined by the Committee. Notwithstanding the foregoing, the Committee shall have complete discretion in determining the vested percentage, if any, of all unvested Deferred Stock subject to a Deferred Stock Agreement upon either the Participant’s (1) termination of employment with retirement approval from the Committee following attainment of age fifty-five (55) and with ten (10) Years of Service or (2) termination of employment with retirement approval from the Committee and with twenty (20) Years of Service. All unvested Deferred Stock subject to a Deferred Stock Agreement shall immediately vest upon the Participant’s termination of employment as a result of the Participant’s Disability or death. Subject to Article 4.3 herein, unless otherwise provided in the Deferred Stock Agreement, if the Participant’s employment with the Company is terminated for any other reason, all Deferred Stock that is not vested before such termination of employment shall be forfeited and the Deferred Stock Agreement terminated without payment.

(b) Distribution of Shares. Vested Deferred Stock granted pursuant to this Article 8.3 shall be distributed to the Participant in the form of Shares in the manner specified in the Deferred Stock Agreement. Such distribution shall commence in accordance with the terms of the Deferred Stock Agreement; provided that upon the Participant’s death, all unpaid vested Deferred Stock shall be distributed in the form of Shares, in one distribution, as provided in Article 14 hereof.

(c) Conditions. Notwithstanding anything to the contrary in the Plan, distribution of Shares subject to Deferred Stock Agreements is conditioned upon:

(i) the Participant not Engaging in Competition,

(ii) the Participant not committing any criminal offense or malicious tort relating to or against the Company , or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation; and

(iii) the Participant having provided the Committee with a current address where the Deferred Stock may be distributed.

If said conditions are not met, all undistributed Deferred Stock will be forfeited and the Deferred Stock Agreement terminated without payment.

8.4 Assignment. A Participant’s rights under a Deferred Stock Agreement or Deferred Stock Bonus Award may not, without the Company’s written consent, be assigned or otherwise transferred, nor shall they be subject to any right or claim of a Participant’s creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company against the value of Deferred Stock and underlying Shares to be distributed under Deferred Stock Agreements and Deferred Stock Bonus Awards.

8.5 Change in Distribution Schedule. Effective August 4, 2005, Participants with Deferred Awards or Deferred Stock Agreements may elect to change the schedule under which they receive Share distributions under such Awards, provided that (i) the alternative distribution schedule shall be a lump sum distribution occurring on March 22, 2006, for all such Shares that are vested as of that date, and for all unvested Shares the alternative schedule of distributions shall be the sooner to occur of the fixed date(s) on which the Shares are scheduled to vest or the Participant’s termination of employment; and (ii) the Participant elections shall be made no later than October 14, 2005, pursuant to procedures established by the Committee or its designee. This Article shall also apply to all Conversion Awards that are substantially similar in form to Deferred Awards and Deferred Stock Agreements.

8.6 Key Employees. Notwithstanding Articles 8.2(b)(ii) and 8.3, for Awards that are subject to Section 409A of the Code, distributions to a Participant who is a Key Employee (as defined below) on account of a Termination of Service shall be made or commence not before the date which is six (6) months following the Termination of Service, except in the event of the Participant’s death. For this purpose, a Key Employee is a person described in Treasury Regulation Section 1.409A-1(i), applying the default rules thereunder.

Article 9. Special Recognition Stock Awards

Subject to the terms and provisions of the Plan, the Committee or its designee, at any time and from time to time, may grant Special Recognition Stock Awards to Employees in such amounts and upon such conditions as the Committee or its designee shall determine.

Article 9A. MI Shares

9A.1 MI Shares. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Awards of MI Shares to eligible Employees in such amounts as the Committee shall determine.

9A.2 MI Share and Common Share Rights. MI Shares shall represent an Employee’s unsecured right to receive from the Company the transfer of title to Shares in accordance with the schedule of vesting dates set forth in Article 9A.3 below, provided that the Employee has satisfied the conditions of transfer set forth in Article 9A.4 below, and subject to the satisfaction of the provision on withholding taxes set forth in Article 9A.6 below. On each such vesting date, if it occurs, the Company shall transfer a corresponding number of Shares (which may be reduced by the number of Shares withheld to satisfy withholding taxes as set forth in Article 9A.6 below, if share reduction is the method utilized for satisfying the tax withholding obligation) to an individual brokerage account established and maintained in the Employee’s name. The Employee shall have all the rights of a stockholder with respect to such Shares transferred to the brokerage account, including but not limited to the right to vote the Shares, to sell, transfer, liquidate or otherwise dispose of the Shares, and to receive all dividends or other distributions paid or made with respect to the Shares from the time they are deposited in the account. The Employee shall have no voting, transfer, liquidation, dividend or other rights of a Share stockholder with respect to MI Shares prior to such time that the corresponding Shares are transferred, if at all, to the Employee’s brokerage account.

9A.3 Vesting in MI Shares. If an MI Share Award is granted on the fifteenth (15th) or preceding day of any month, the Award shall vest pro rata with respect to an additional twenty-five percent (25%) of the MI Shares granted hereunder on the fifteenth (15th) day of the month in which occurs the first (1st), second (2nd), third (3rd) and fourth (4 th) twelve- (12-) month anniversaries of the grant date, respectively. If an MI Share Award is granted on the sixteenth (16th) or succeeding day of any month, the Award shall vest pro rata with respect to twenty-five (25%) of the MI Shares granted hereunder on the fifteenth (15th) day of the month following the first (1st), second (2nd), third (3rd) or fourth (4th) twelve- (12-) month anniversaries of the grant date, respectively. Notwithstanding the foregoing, in the event that any such fifteenth (15th) day of the month is a Saturday, Sunday or other day on which stock of the Company is not traded on the New York Stock Exchange or another national exchange, then the vesting date shall be the next following day on which the stock of the Company is traded on the New York Stock Exchange or another national exchange.

9A.4 Conditions of Transfer. A transfer of Shares in accordance with paragraph 9A.2 above shall be conditioned upon the Employee meeting all of the following conditions during the entire period from the grant date through the vesting date(s) relating to such MI Shares:

(a) The Employee must continue to be an active employee of the Company or one of its Subsidiaries;

(b) The Employee must refrain from Engaging in Competition; and

(c) The Employee must refrain from committing any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

If the Employee fails to meet the requirements of Article 9A.4(a) through (c), then the Employee shall forfeit the right to vest in any MI Shares that have not already vested as of the time such failure is determined, and the Employee shall accordingly forfeit the right to receive the transfer of title to any corresponding Shares. The forfeiture of rights with respect to unvested

MI Shares (and corresponding Shares) shall not affect the rights of the Employee with respect to any MI Shares that already have vested nor with respect to any Shares the title of which has already been transferred to the Employee’s brokerage account.

9A.5 Effect of Termination of Employment. Notwithstanding the contrary in Articles 9A.3 and 9A.4:

(a) In the event the Employee’s employment is terminated prior to the relevant vesting date on account of death, and if the Employee had otherwise met the requirements of Article 9A.4(a) through (c) from the grant date through the date of such death, then the Employee’s unvested MI Shares shall immediately vest in full upon death and the Employee’s rights hereunder with respect to any such MI Shares shall inure to the benefit of the Employee’s executors, administrators, personal representatives and assigns.

(b) In the event Employee’s employment is terminated prior to the relevant vesting date on account of the Employee’s Disability or Retirement (as defined below), and if the Employee had otherwise met the requirements of Article 9A.4(a) through (c) from the grant date through the date of such Disability or Retirement, and provided that the Employee continues to meet the requirements of Article 9A.4(b) and (c), then the Employee’s rights hereunder with respect to any outstanding, unvested MI Shares shall continue in the same manner as if the Employee continued to meet the continuous employment requirement of Article 9A.4(a) through the vesting dates related to the Award, except not for that portion of MI Shares granted less than one (1) year prior to the Employee’s termination equal to such number of shares multiplied by the ratio of (I) the number of days after the termination date and before the first (1st) anniversary of the grant date, over (II) the number of days on and after the grant date and before the first (1st) anniversary of the grant date. For purposes of this Article 9A.5(b), “Retirement” shall mean termination of employment by retiring with special approval of the Committee following age fifty-five (55) with ten (10) years of service.

9A.6. Taxes. The transfer of Shares upon each vesting date, pursuant to Articles 9A.2 and 9A.4 above, shall be subject to the further condition that the Company shall provide for the withholding of any taxes required by federal, state, or local law in respect of that vesting date by reducing the number of Shares to be transferred to the Employee’s brokerage account or by such other manner as the Committee shall determine in its discretion.

Article 10. Other Awards

10.1 Grant of Other Share-Based Awards. The Committee may grant Other Share-Based Awards to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

10.2 Terms of Other Share-Based Awards. Other Share-Based Awards shall contain such terms and conditions as the Committee may from time to time specify and may be denominated in cash, in Shares, in Share-equivalent units, in Share appreciation units, in securities or debentures convertible into Shares or in a combination of the foregoing and may be paid in cash or in Shares, all as determined by the Committee. Other Share-Based Awards may be issued alone or in tandem with other Awards granted to Employees.

10.3 Other Share-Based Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine.

10.4 Other Cash Performance-Based Awards. The Committee may grant Other Cash Performance-Based Awards based on performance measures set forth in Article 11 not based on Shares upon such terms and at any time and from time to time as shall be determined by the Committee. Each such Other Cash Performance-Based Award shall be evidenced by an award agreement that shall specify such terms and conditions as the Committee shall determine. An Other Cash Performance-Based Award not based upon Shares shall not decrease the number of Shares under Article 4 that may be issued pursuant to other Awards. No individual shall be eligible to receive a payment with respect to cash performance-based awards in excess of $4 million in any calendar year. Other Cash Performance-Based Awards may relate to annual bonus or long-term performance awards.

Article 11. Performance Measures for Awards

11.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following alternatives:

(a) Consolidated cash flows,

(b) Consolidated financial reported earnings,

(c) Consolidated economic earnings,

(d) Earnings per share,

(e) Business unit financial reported earnings,

(f) Business unit economic earnings,

(g) Business unit cash flows,

(h) Appreciation in the Fair Market Value of Shares either alone or as measured against the performance of the stocks of a group of companies approved by the Committee,

(i) Return on invested capital,

(j) Consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), and

(k) Business unit EBITDA.

11.2 Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards that are designed to qualify for the Performance-Based Exception and that are held by Covered Employees may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

11.3 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify for the Performance-Based Exception; the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Directors’ Share Awards, Fee Deferral Elections, and Director SARs and Options.

12.1 Eligibility. Only Non-Employee Directors shall be eligible to receive Non-Employee Director Share Awards and Director SARs and Options and to make Fee Deferral Elections.

12.2 Non-Employee Director Share Awards. On the first (1st) full trading day immediately following each Annual Meeting, each Non-Employee Director designated by the Board shall receive a Non-Employee Director Share Award of a number of Shares determined by the Board before such Annual Meeting. Each Non-Employee Director Share Award shall be fully vested and nonforfeitable when granted.

12.3 Fee Deferral Elections.

(a) Elections to Defer Payment of Fees. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director. Each such election must be made in writing on a form prescribed by the Committee and irrevocably delivered to the Company in the year preceding the year which commences with the next Annual Meeting (the “Election Year”) and must be irrevocable for such Election Year. No election may be made under this Article 12.3(a) with respect to Fees for which an election is made under Article 12.5.

(b) Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election shall be credited as of the date of the deferral to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee

Deferral Election divided by (ii) the Fair Market Value of a Share on the date on which the Fees subject to the Fee Deferral Election would have been paid but for the Fee Deferral Election, with fractional units calculated to at least three (3) decimal places.

(c) Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director’s Stock Unit Account pursuant to this Article 12.3 shall be at all times fully vested and nonforfeitable.

(d) Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Non-Employee Director shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to the product of (i) the per-share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units credited to his or her Stock Unit Account as of the close of business on the record date for such dividend, divided by (ii) the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited “in kind” to the Non-Employee Director’s Stock Unit Account.

(e) Payment of Stock Units. Upon Termination of Service, the Stock Units credited to a Non-Employee Director’s Stock Unit Account shall be paid to the Non-Employee Director in an equal number of shares of Stock in a single lump sum or in substantially equal annual installments over a period not to exceed ten (10) years, as irrevocably elected in writing by the Non-Employee Director at the time of the Non-Employee Director’s election to defer Fees under Article 12.3(a), pursuant to rules established from time to time by the Committee.

12.4 Unfunded Status. The interest of each Non-Employee Director in any Fees deferred under this Article 12 (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts and Stock Units (and, if any, “in kind” dividends) credited thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

12.5 Director SARs and Options.

(a) Elections to Receive Payment of Fees in the Form of SARs or Options. A Non-Employee Director may elect to receive payment of all or any part of his or her cash retainer in the form of Director SARs or Options, as determined by the Committee, in lieu of cash. Each such election must be made in writing on a form prescribed by the Committee and delivered to the Company in the calendar year preceding the calendar year in which occurs the Annual Meeting that marks the commencement of the annual period of service during which such Fees are earned. Each election is irrevocable for that annual period. Elections under this Article 12.5 may not be made with respect to Fees deferred under Article 12.3.

(b) Grant of Director SARs and Options. On the first (1st) full trading day immediately following each Annual Meeting, each Non-Employee Director who has filed an election under Article 12.5(a) for the annual period of service that commences with such Annual Meeting shall be granted Director SARs or Options that have a value on the date of grant substantially equal to the amount of Fees otherwise payable to the Director in cash but for the election to receive Director SARs or Options. The value of Director SARs or Options shall be determined by the Committee in its sole discretion, at a meeting held prior to the Annual Meeting, based on a Black-Scholes option pricing model or other valuation model that the Committee determines to be appropriate in its sole discretion.

(c) Terms of Director SARs and Options. Each Director SAR and Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the SAR or Option, and the number of Shares to which the SAR or Option pertains. Each Director SAR and Option shall (i) have an Exercise Price equal to the Fair Market Value of a Share on the date the Award is granted; (ii) become one hundred percent (100%) vested and first exercisable on the last business day immediately preceding the Annual Meeting next following the date the SAR or Option is granted or, if earlier, upon the Director’s Termination of Service due to death or Disability; (iii) expire on the tenth (10th) anniversary of the date of its grant; and (iv) be nontransferable unless otherwise specified by the Committee.

(d) Payment. Director SARs and Options granted under this Article 12 shall be exercised by the delivery of notice of exercise to the Company in such manner as the Committee shall determine, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price upon exercise of any Director SAR or Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares which are tendered must have been held by the Director for at least six (6) months prior to their tender to satisfy the Exercise Price), or (iii) by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

Article 13. 1998 Conversion Awards

All 1998 Conversion Awards which, under the Allocation Agreement, are to be denominated in equal numbers of shares of Class A Common Stock of the Company shall be issued under the Plan as provided in the Allocation Agreement. The Committee shall administer all such 1998 Conversion Awards under this Plan, giving service credit to the grantee of each such 1998 Conversion Award to the extent required under the Allocation Agreement. All 1998 Conversion Awards shall be subject to substantially similar terms and conditions as provided in the holder’s corresponding awards under the Predecessor Plan.

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant has received any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15. Change in Control

15.1 Treatment of Awards. Effective for any Awards granted to or held by Participants on or after November 7, 2008, if a Participant who is actively employed by the Company as an Executive Vice President or above or in a position at market reference code 18 or above incurs a Covered Termination of Employment (as defined in Article 15.2 below) within three (3) months preceding or twelve (12) months following a Change in Control (as defined in Article 15.3 below), then the following shall occur immediately following the later to occur of such Change in Control and such Covered Termination of Employment (the “Trigger Date”):

(a) MI Shares and Deferred Stock. With respect to any MI Shares, Deferred Stock or any Other Share-Based Awards taking a form substantially the same as MI Shares or Deferred Stock held by the Participant as of the Trigger Date, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Awards shall lapse, and all such Awards shall be deemed fully vested, as of the time of the Change in Control, and the subject Shares, or equity interests that are substituted for the subject Shares as a result of the Change in Control, shall be distributed to the Participant. In the event no such Shares or substitute equity interests are available for distribution, a cash payment shall be made to the Participant equal to the price paid per Share to general stockholders of the Company, through a tender offer or otherwise, pursuant to the transaction resulting in the Change in Control, multiplied by the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available.

(b) Options and SARs. All of the unvested or unexercisable Options, SARs or Other Share-Based Awards taking a form substantially the same as Options or SARs held by the Participant as of the Trigger Date shall be deemed to be fully vested and exercisable with respect to the subject Shares, or other equity interests that are substituted for the Shares as a result of the Change in Control, and any other conditions on such Awards shall lapse, other than those imposed by law. Such Awards shall remain exercisable until the earlier of (i) the end of their original term, or (ii) twelve (12) months (or in the case of an Approved Retiree, five (5) years) following the Participant’s Covered Termination of Employment. In the event no Shares or substitute equity interests are available to satisfy the Awards upon exercise, a cash payment shall be made to the Participant equal to the binomial value of each such Award, as determined by the Company, where the value of a subject Share for this purpose is the price paid per Share to general stockholders of the Company, through a tender offer or otherwise, pursuant to the transaction resulting in the Change in Control, and where other assumptions used for purposes of computing the binomial value shall be those indicated in the most recently issued annual proxy statement or annual report of the Company.

(c) Other Cash-Based Awards. All of the Participant’s Other Cash-Based Awards shall be paid out immediately as if the Participant continued to work until the last day of the fiscal year of his Covered Termination of Employment, where such payment shall be based on an target level of performance, pro rated for the days of such fiscal year through the date of the Covered Termination of Employment.

15.2 Covered Termination of Employment. For purposes of this Article 15, “Covered Termination of Employment” shall mean:

(a) Involuntary Termination. Any involuntary termination of employment of a Participant, provided that such termination does not result from the Participant’s misconduct, including but not limited to acts of misconduct described in the Company Work Rules set forth in the applicable Marriott Associate Handbook,; and

(b) Good Reason. Any voluntary termination of employment of a Participant following: (A) a material diminution in the Participant’s base compensation, (B) a material diminution in the Participant’s authority, duties or responsibilities, provided that a Change in Control (including the fact that the Company’s stock is not publicly held or is held or controlled by a single stockholder as a result of a Change in Control) shall not of itself be deemed a material diminution in the Participant’s authority, duties or responsibilities, or (C) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board of the Company or a Subsidiary, (D) a material diminution in the budget over which the Participant retains authority; or (E) a material change in geographic location at which the Participant must perform services; provided that, with respect to any Awards that are subject to Code Section 409A, the voluntary termination also must qualify for treatment as an involuntary separation from service under the safe harbor described in Treasury Regulation Section 1.409A-1(n)(2).

15.3 Change in Control Definition. A Change in Control shall occur if:

(a) Acquisition of Voting Securities. Any Person directly or indirectly becomes the Beneficial Owner of more than thirty percent (30%) (fifty percent (50%) if the Person is a Marriott family member (as defined in Item 404 of the Securities Exchange Commission’s Regulation S-K) or a trust, company or other entity under the control (as defined in Rule 12(b)(2) under the Exchange Act) of one or more of such Marriott family members) of the Company’s then outstanding voting securities (measured on the basis of voting power), provided that the Person (i) has not acquired such voting securities directly from the Company, (ii) is not the Company or any of its Subsidiaries, (iii) is not a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (iv) is not an underwriter temporarily holding the voting securities in connection with an offering thereof, and (v) is not a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock; or

(b) Merger or Consolidation. The Company merges or consolidates with any other corporation, other than a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company, the other corporation (if such corporation is the surviving corporation) or the parent of the Company or other corporation, in each case outstanding immediately after such merger or consolidation; or

(c) Change in Majority of Board. Continuing Directors cease to represent a majority of the Board, where “Continuing Directors” shall mean the directors of the Board on November 7, 2008, and any other director whose appointment, election or nomination for election by the stockholders is approved by at least a majority of the Continuing Directors at such time; or

(d) Sale, Liquidation or Other Disposition. The stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or disposes all or substantially all of its assets.

Notwithstanding the foregoing provisions of Article 15.3, with respect to any Award that is subject to Code Section 409A, in order to be treated as a Change in Control, any event described in this Article 15.3 also must qualify as a “change in control event” within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder.

15.4 Section 280G Cut-back in Benefits. Notwithstanding the other provisions of this Plan, in the event that the amount of payments or other benefits payable to any Participant under this Plan, together with any payments or benefits payable under any other plan, program, arrangement or agreement maintained by the Company or one of its affiliates, would constitute an “excess parachute payment” (within the meaning of Section 280G or the Code), the payments under this Plan shall be reduced in a manner determined by the Company (by the minimum possible amounts) until no amount payable to the Participant under the Plan constitutes an “excess parachute payment” (within the meaning of Section 280G of the Code). All determinations required to be made under this Section 15.4, including whether a payment would result in an “excess parachute payment” and the assumptions utilized in arriving at such determination, shall be made by a registered public accounting firm selected by the Company.

Article 16. Rights of Participants

16.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

16.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 17. Amendment, Modification, and Termination

17.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may, in its sole discretion, condition the adoption of any amendment of the Plan on the approval thereof by the requisite vote of the shareholders of the Company entitled to vote thereon.

17.2 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the restriction set forth in Article 11 herein on the exercise of upward discretion with respect to Awards which have been designed to comply with the Performance-Based Exception, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Article 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

17.3 Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

17.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 17, make any adjustments it deems appropriate.

17.5 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees or directors of entities who become or are about to become employees or directors of the Company or a Subsidiary as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a Subsidiary of the assets or stock of the employing entity. The terms and conditions of any substitute awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute awards to the provisions of the awards for which they are substituted.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct from any amount otherwise due to the Participant, or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local income, employment or other related taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 20. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

Article 21. Legal Construction

21.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

21.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.